UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2013

NorthWestern Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10499 (Commission File Number)	46-0172280 (IRS Employer Identification No.)
3010 W. 69th Street Sioux Falls, South Dakota (Address of principal executive offices)		57108 (Zip Code)
(605) 978-2900 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Short-Term Incentive Compensation Plan
On December 10, 2013, the Board of Directors (the “Board”) of NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) (the “Company”), based on the recommendation of the Human Resources Committee (the “Committee”) of the Board, established the Company's 2014 Annual Incentive Plan for officers and other eligible employees of the Company (the “2014 AI Plan”). The 2014 AI Plan provides for a payment of incentive compensation to officers and other eligible employees for the performance period of January 1, 2014, through December 31, 2014. To be eligible to receive a payout under the 2014 AI Plan, employees must be employed on December 31, 2014, and have been employed actively for at least one full quarter of the plan year.
A target incentive level for each participating employee is set by position and is expressed as a percentage of base salary. The short-term incentive target opportunities for the Company's principal executive officer, principal financial officer and the other remaining named executive officers in the Company's proxy statement for its 2013 annual meeting of shareholders (the “2013 Proxy Statement”) are as follows: Robert C. Rowe, President and Chief Executive Officer, 80%; Brian B. Bird, Vice President and Chief Financial Officer, 50%; Heather H. Grahame, Vice President and General Counsel, 45%; Curtis T. Pohl, Vice President - Retail Operations, 40%; and Kendall G. Kliewer, Vice President and Controller, 35%. The short-term incentive target opportunities and performance measures are the same as the awards under the Company's 2013 Annual Incentive Plan, with the exception of the award made to the Vice President and General Counsel. That award was increased to 45% for 2014 from 40% in 2013.
Payouts of awards to plan participants from the performance pool (as discussed below) will be determined based on a combination of:

(i)	individual performance ratings that evaluate achievement against established goals and objectives as well as overall job performance; and

(ii)	company performance based on the achievement of the following specified performance metrics during 2014:

a.	net income targets, weighted at 55%;

b.	safety, weighted at 15%, using two measurements of safety based on OSHA definitions - lost time incident target rate and total recordable incident rate;

c.
reliability, weighted at 15%, consisting of two electric system reliability indices (each weighted at 5%), which measure the total duration of interruption for the average customer on our system during a predefined period of time, and two natural gas system reliability indices (each weighted at 2.5%), which measure damage per 1,000 locates and leaks per 100 miles on our system during a predefined period of time; and

d.
Customer satisfaction, weighted at 15%, consisting of performance as determined by an independent survey conducted by J.D. Power & Associates (5%) and, operational performance and reputational perception (5% each) pursuant to a separate independent survey conducted by Flynn Wright.

No awards will be paid out under the 2014 AI Plan unless at least 90% of the net income target is met. In the event that a work-related fatality occurs during the year, the safety portion of the 2014 AI Plan will be forfeited for all employees unless it is determined by the Committee that no actions on the part of the employee or the Company contributed to the incident. In calculating performance against target, the

Board may make adjustments either positively or negatively for one-time events and extraordinary non-budgeted items.
A Performance Pool will be created and funded based on the level of achievement of the four company performance factors described above. The Performance Pool then will be allocated to each officer using total target incentive dollars at the end of the performance period for eligible employees in each functional unit, division or department, as adjusted based on the performance funding level achieved. The Performance Pool will be divided into a “Fixed Pool” and a “Discretionary Pool.”

Fifty percent of the Performance Pool will be allocated to the Fixed Pool. Each Eligible Employee that has a performance rating of “met expectations” or “exceeded expectations” will receive a distribution from the Fixed Pool calculated as follows:
Employee's target incentive amount x performance funding level achieved x 50%
As part of the Fixed Pool calculation, the maximum percentage that can be attributed to the “performance funding level achieved” is 150%.
The remaining 50% of the Performance Pool will be allocated to the Discretionary Pool. Allocations of the Discretionary Pool will be based on the recommendation of an employee's supervisor. In no case will the total payouts in a given performance pool exceed the total dollars available for that performance pool.

Awards will be paid out to employees as soon as practicable after year-end results are known, but no later than March 31, 2014. The actual incentive amounts paid under the 2014 AI Plan will be based on the Company's actual results during 2014 in relation to the established performance objectives, and these payments may be greater or less than the target amounts that have been established.
For further information regarding the 2014 AI Plan, see the copy of the plan that is filed as Exhibit 99.1 hereto and incorporated herein by reference.
(e) Executive Retirement/Retention Program
On December 10, 2013, the Board, based on the recommendation of the Committee, also approved grants of performance-based restricted share units to each of the Company's nine executive officers under the Company's Executive Retirement/Retention Program (the “Program”). These grants are the third annual grants made under the Program which was first established in December 2011 under the NorthWestern Corporation 2005 Long-Term Incentive Plan (the “2005 LTIP”).
The purpose of the Program is to reward the Company's executives when they retire for their years of service with the Company and to provide the Company's executives an incentive to continue their employment with, and to advance the interests of, the Company. As described in more detail below, executives receive these awards only if the Company satisfies a performance measure and they remain employed with the Company through the vesting period.
Summary of Program Provisions
Under the terms of the grants, each participant received an award of restricted share units (“RSUs”) based upon a percentage of the participant's base salary divided by the fair market value of the Company's common stock as of the grant date. Each of the Company's executive officers received awards under the Program. The awards for the Company's principal executive officer, principal financial officer and the other remaining named executive officers in the 2013 Proxy Statement are set forth in the table below.

Named Executive Officer	Percentage of Base Salary	Number of RSUs Awarded(1)
Robert C. Rowe President & Chief Executive Officer	25%	3,878
Brian B. Bird Vice President & Chief Financial Officer	12.5%	1,272
Heather H. Grahame Vice President & General Counsel	10%	926
Curtis T. Pohl Vice President - Distribution	10%	729
Kendall G. Kliewer Vice President and Controller	7.5%	504

(1)	Based upon the December 10, 2013, grant date fair value of the award.

Vesting of the RSUs to each participant is conditioned on the Company achieving net income for three of the five calendar years 2014 through 2018, that exceeds the Company's net income for 2013. For purposes of the award, “net income” means net income, as reflected in the Company's audited consolidated financial statements. In determining whether the performance measure has been satisfied, the Board may make discretionary adjustments either positively or negatively for one-time events and extraordinary non-budgeted items.
Vesting of the RSUs also generally is contingent upon the participant remaining in the continuous employ of the Company through the end of the performance period; however, as discussed below, vesting also would occur earlier upon the death or disability of the participant, or upon a change of control of the Company. Upon vesting, RSUs will be credited to an account for the participant. The participant's account will be credited for the payment of cash or stock dividends related to the vested RSUs for dividends declared after the date that the RSUs become vested and until the RSUs are paid. Cash dividend equivalents will be credited as additional vested RSUs.
If the participant retires before vesting, a pro rata portion of the RSUs (based on the number of months of service during the performance period) will vest and will be paid as described in the following paragraph. If the participant dies or becomes disabled prior to vesting, the RSUs will become vested and will be paid as soon as practicable after such death or disability. Upon a change of control, the performance measure will be deemed satisfied and awards will be deemed vested, but will not be paid until the participant's departure from the Company as described in the following paragraph.
Following the participant's departure from the Company, except as described above in the event of death or disability, payout of the earned and vested RSUs will be made in equal annual installments over a five-year period. Payout will be made in shares of common stock of the Company, with one RSU vested and earned equal to one share of the Company's common stock. Awards under the Program may be canceled by the Board at any time.
The terms of the awards are governed by the Form of NorthWestern Corporation Executive Retirement/Retention Program Restricted Share Unit Award Agreement (the “Award Agreement”) and the 2005 LTIP. For further information regarding the Award Agreement, see the copy of the Award Agreement that is filed as Exhibit 99.2 hereto and incorporated herein by reference. For further information regarding the 2005 LTIP, see Exhibit 10.4 of the Company's Quarterly Report on Form 10-Q, dated April 27, 2011 (Commission File No. 1-10499), which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1*	NorthWestern Energy 2014 Annual Incentive Plan
99.2*	Form of NorthWestern Corporation Executive Retirement/Retention Program Restricted Share Unit Award Agreement

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWESTERN CORPORATION

By:	/s/ Timothy P. Olson
Timothy P. Olson
Corporate Secretary

Date: December 16, 2013

Index to Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1*	NorthWestern Energy 2014 Annual Incentive Plan
99.2*	Form of NorthWestern Corporation Executive Retirement/Retention Program Restricted Share Unit Award Agreement

* filed herewith